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                                                            EXHIBIT 10(m)

                             SHAREHOLDERS AGREEMENT

        THIS AGREEMENT is made and entered into as of the 13th day of February, 1997, by and between Just Like Home, Inc. ("JLH"), a Florida corporation whose principal business address is 3647 Cortez Road West, Bradenton, Florida, John
F. Robenalt ("Robenalt"), an individual whose principal business address is 2440 Tamiami Trail North, Nokomis, Florida 34275, and Elizabeth A. Conard ("Conard"), an individual whose principal business address is 3647 Cortez Road West, Bradenton, Florida 34210-3106.

                              W I T N E S S E T H:

        WHEREAS, Conard is the holder of 2,475,000 shares of common stock of JLH; and

        WHEREAS, Robenalt is the holder of ____________ shares of common stock of JLH; and

        WHEREAS, Conard and Robenalt each represent that they are the owner of the number of shares of capital stock of JLH indicated above; and

        WHEREAS, in order to provide for the smooth and efficient operation of JLH, to prevent conflicts, and to avoid deadlocks, Conard deems it to be in the best interest of JLH and of all the shareholders that this Agreement be executed; and

        WHEREAS, since Conard owns approximately _____% of the total voting power of common stock of JLH, she possesses effective voting control of the Company; and

        WHEREAS, the parties believe that a business combination will be facilitated and value maximized for the shareholders of JLH if the parties hereto enter into this Agreement; and

        WHEREAS, the purpose of this Agreement is to set forth the terms and conditions of the arrangements which Conard and her husband, Richard Conard, M.D., acting for JLH, have negotiated with Community Assisted Living Centers, Inc., a Florida corporation with respect to its voting control of JLH to the extent set forth in the Merger Agreement.

        NOW, THEREFORE, for the reasons stated above, Conard and Robenalt, in consideration of their mutual promises, agree with each other and with JLH, as follows:

                                   ARTICLE I

                        Restriction on Transfer of Stock

        Neither Conard nor Robenalt shall at any time during the existence of this Agreement, directly or indirectly, sell, assign, transfer, mortgage, encumber, pledge, or

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otherwise deal with or dispose of all or any part of the shares of stock in the
Corporation now owned and hereafter acquired by him, without first complying with the terms and conditions of this Agreement. For purposes of this Agreement, shares of stock owned by a husband and wife (regardless of whether held jointly or separately) shall be considered as held by one stockholder and this Agreement shall not apply to any sale, gift, bequest or other transfer from a husband to his wife or from a wife to her husband.

                                   ARTICLE II

                       Endorsements on Stock Certificates

       Simultaneously with the execution of this Agreement, endorsements shall be placed on each certificate subject to this Agreement in substantially the following forms:

       The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities law, and no sale, pledge, hypothecation, assignment, transfer or other disposition shall be permitted except pursuant to an effective registration statement in compliance with such laws or upon receipt of an opinion of counsel to the Corporation that such disposition is in compliance with an exemption from such laws.

       The sale, encumbrance or other disposition of the shares represented by this certificate is subject to the terms and conditions of an Agreement dated as of February ____, 1997 by and among the holder of this certificate, this Corporation and others, a copy of which Agreement is on file in the office of this Corporation and will be furnished without charge upon request.

       After such endorsements, the certificates shall be delivered to their respective owners who shall be entitled, subject to the terms hereof, to exercise all rights and interest therein. Upon the termination of this Agreement, such certificates shall be surrendered to the Corporation and new certificates without the latter endorsement shall be issued in lieu thereof.


                                  ARTICLE III

                             Election of Directors

       For as long as this Agreement shall remain in effect Conard and Robenalt agree to vote the shares of stock subject to this Agreement to effect the election of and to continue in office a board of directors consisting of a majority of individuals Robenalt may desire to elect from time to time in his sole and absolute discretion. Toward that end, at any time when an election of directors is necessary or has been called pursuant to the bylaws of JLH then in effect Robenalt shall provide a roster of a majority number of candidates for


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director positions. Conard shall concurrently provide a roster of a minority number of director candidates she formulates in her sole discretion, they shall reach a consensus on this roster. The combined roster shall be that which is voted by Robenalt and Conard. Upon execution of this Agreement, the following persons will constitute the Board of Directors.

        1.  Richard M. Conard, M.D.
        2.  Elizabeth A. Conard
        3.  Isidore Seigel
        4.  John F. Robenalt
        5.  Ronald O. Braun
        6.  ______________________
        7.  ______________________

 The sixth and seventh positions shall be held by two of Norbert P. Donelly, Alastair Haddow, and Ken Perry and shall be proposed for election at the Annual meeting of shareholders scheduled to be held in May 1997. The two nominees will be subject to the agreement of Conard and Robenalt.

                                   ARTICLE IV

                             Other Business Matters

        In all matters other than the election of directors which might come before the shareholders of JLH either in the ordinary course of the operation of JLH or in any special circumstance, the parties shall each vote the shares owned by them in such a manner as Conard and Robenalt shall mutually agree.

        In the event Conard and Robenalt are unable to reach a mutually satisfactory agreement on the manner in which the shares will be voted at any such meeting, then the issue shall be submitted to a special meeting of the Board of Directors of JLH, who will mediate the disagreement toward a mutually acceptable resolution.

        In the event the Board of Directors fail to mediate the conflict to the reasonable satisfaction of Conard and Robenalt at the meeting called for that purpose, then Conard and Robenalt shall each immediately appoint a disinterested third party to serve as their representative, which individuals shall in turn appoint a third individual, the three of whom will arbitrate the conflict, the majority decision of whom will control. The arbitrators shall, within ten (10) days after the submission of all evidentiary materials, submit their written decision on each disputed item to Conard and Robenalt. Any determination by the arbitrators with respect to any disputed item shall be final and binding on Conard and Robenalt.


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                                   ARTICLE V

                                    Duration

        This Agreement shall become effective at the Effective Time defined in the Merger Agreement and terminate five years from the Effective time. A copy of this Agreement shall be provided to JLH's principal office.

        This Agreement may be extended for additional terms of 5 years each upon the expiration of the initial five year term through the execution of an extension agreement between Conard and Robenalt. Any such extension agreement may be valid for up to five years from the date of the execution thereof. Copies of the extension agreement shall be provided to JLH's principal office.


                                   ARTICLE VI

                                  Substitution

        In the event Robenalt should die or become disabled so as not to be able to perform his duties as chief executive officer, Mr. Ronald Braun ("Braun") shall have the right to substitute all shares owned by him (but no less than _____ shares) for the shares of Robenalt covered by this Agreement and Braun shall assume the responsibilities of Robenalt for the duration of this Agreement. Robenalt or his estate will be entitled to the reissuance of the shares covered by this Agreement, free of the second paragraph of the endorsements to be placed on the stock certificate as required by Article II. Such endorsement will be placed on Braun's certificates.


                                  ARTICLE VII

                                 Sale of Stock

        Conard and Robenalt agree not to transfer, sell, assign or pledge any of shares covered by this Agreement except as follows:

             (i) Conard shall have the right to sell any shares covered hereby publicly pursuant to Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended. In the event Conard exercises such right, Robenalt will be entitled to also sell publicly pursuant to Rule 144, the same percentage of shares owned by him as the percentage of shares owned are sold by Conard.


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     (ii)  Conard and Robenalt shall have the right to sell in a public offering pursuant to a registration statement filed with the Securities and Exchange Commission up to fifty percent (50%) of the shares owned by each of them at the time of such offering. Conard and Robenalt agree that in the event of an underwritten offering, if there is a question as to the number of shares to be included in the registration statement, to the extent practicable, each party will sell the same percentage of their ownership.

                                  ARTICLE VIII

                       Transfer of Stock During Lifetime

     If Conard desires to sell a portion of her stock in the Corporation, pursuant to Rule 144, she shall first serve notice (hereinafter called the "Offer to Sell") to that effect upon Robenalt, stating the number of shares desired to be sold, and offering to sell such shares to Robenalt at the same price and upon the same terms and conditions on which she is able to sell pursuant to Rule 144. Robenalt shall have the first right to purchase all or any part of the stock so offered by giving notice of acceptance (specifying the number of shares to be purchased) to Conard within ten (10) days after notice.

     In the event any stock is to be purchased pursuant to the terms of this
Article VII, the sale shall be closed within 15 days after the receipt by Robenalt of the Offer to Sell.

                                   ARTICLE IX

                                 Further Action

     The parties hereto hereby agree that they will, at any time and from time to time, upon request of any other party hereto, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, actions, assignments, transfers, agreements, assurances and powers of attorney as may be reasonably required to carry out the transaction herein contemplated.

                                   ARTICLE X

                                 Miscellaneous

     Nonassignability. Neither this Agreement nor any of the rights hereunder shall be assignable by any party except with the written consent of the other party to this Agreement.


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     Waiver of Breach.  The waiver of any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party hereto.

     Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and permitted assigns.

     Amendments. No amendments or variations of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto or their duly authorized agent.

     Headings. The paragraph headings contained herein are for convenience only and shall not in any way affect the interpretation or enforceability of any provision of this Agreement.

     Governing Law. This Agreement shall be construed and enforced pursuant to the laws of the State of Florida.

     Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated in this Agreement and supersedes any and all prior Agreements or understandings with respect thereto.

     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one document.

     Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     Notices. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto by the other party hereto shall be in writing and shall be deemed duly served and given when personally delivered to such party to whom it is directed, or in lieu of such personal service, when:

     (i) Deposited in the United States mail, first-class postage prepaid, return receipt requested; or

     (ii) deposited with a nationally recognized overnight delivery service, addressed to the parties at the addresses set forth herein.



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        Either party may change its address for the purpose of this paragraph by giving written notice of such change to the other party in the manner provided in this paragraph. Copies of all notices shall be directed to the addresses set forth above.

        Confidentiality. Purchaser shall not release any announcement or provide any information concerning this Agreement or any transaction contemplated hereby.

        Successors. This Agreement shall be binding on and shall, as applicable, inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WITNESS:

/s/ Victoria Partin                          /s/ John F. Robenalt
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                                            JOHN F. ROBENALT
/s/ Michael Monahan
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WITNESS:

/s/ Victoria Partin                          /s/ Elizabeth A. Conard
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                                            ELIZABETH A. CONARD
/s/ Michael Monahan
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                                            JUST LIKE HOME, INC.

ATTEST:


----------------------------------          BY: /s/ Elizabeth A. Conard
Secretary                                       ------------------------------




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